NEWS RELEASE
Lumen Technologies reports second quarter 2021 results

Second Quarter 2021 Highlights
•Reported Net Income of $506 million for the second quarter 2021, compared to reported Net Income of $377 million for the second quarter 2020
•Diluted EPS of $0.46 for the second quarter 2021, compared to $0.35 per share for the second quarter 2020. Excluding Special Items, Diluted EPS of $0.48 per share for the second quarter 2021, compared to $0.39 per share for the second quarter 2020
•Generated Adjusted EBITDA of $2.109 billion for the second quarter 2021, compared to $2.135 billion for the second quarter 2020, excluding Special Items of $20 million and $50 million, respectively
•Reported Net Cash Provided by Operating Activities of $1.639 billion for the second quarter 2021
•Generated Free Cash Flow of $1.044 billion for the second quarter 2021, compared to $772 million, excluding cash paid for Special Items of $51 million and $32 million, respectively
•Updated guidance for the full year 2021 for both capital expenditures and free cash flow
Subsequent Events

•Announced two significant divestiture transactions to accelerate investment in key growth areas
•Board approved an up to $1 billion Stock Repurchase Program over two years

DENVER, August 3, 2021 — Lumen Technologies, Inc. (NYSE: LUMN) reported results for the second quarter ended June 30, 2021.
“Lumen delivered solid Adjusted EBITDA and Free Cash Flow in the second quarter, and we are executing on our strategy to optimize the Lumen asset portfolio, positioning the company for future growth,” said Jeff Storey, president and CEO of Lumen. “We are well positioned strategically with our significant and accelerating fiber investments across both Business and Mass Markets.”

Total revenue was $4.924 billion for the second quarter 2021, compared to $5.192 billion for the second quarter 2020.

Financial Results

Metric	Second Quarter	Second Quarter
($ in millions, except per share data)	2021	2020
International and Global Accounts	$1,004	1,031
Large Enterprise	931	973
Mid-Market Enterprise	682	755
Wholesale	905	958
Business Segment Revenue	3,522	3,717
Mass Markets Segment Revenue	1,402	1,475
Total Revenue	$4,924	5,192
Cost of Services and Products	2,115	2,232
Selling, General and Administrative Expenses	762	895
Share-based Compensation Expenses	42	20
Adjusted EBITDA(1)	2,089	2,085
Adjusted EBITDA, Excluding Special Items(1)(2)	2,109	2,135
Adjusted EBITDA Margin(1)	42.4%	40.2%
Adjusted EBITDA Margin, Excluding Special Items(1)(2)	42.8%	41.1%
Net Cash Provided by Operating Activities	1,639	1,749
Capital Expenditures	646	1,009
Unlevered Cash Flow(1)	1,350	1,184
Unlevered Cash Flow, Excluding Cash Special Items(1)(3)	1,401	1,216
Free Cash Flow(1)	993	740
Free Cash Flow, Excluding Cash Special Items(1)(3)	1,044	772
Net Income	506	377
Net Income, Excluding Special Items(1)(4)	521	420
Net Income per Common Share - Diluted	0.46	0.35
Net Income per Common Share - Diluted, Excluding Special Items(1)(4)	0.48	0.39
Weighted Average Shares Outstanding (in millions) - Diluted	1,093.4	1,082.6

(1) See the attached schedules for definitions of non-GAAP metrics, reconciliations to GAAP figures and further explanations of the adjustments referred to in notes 2, 3 and 4.
(2) Excludes Special Items in the amounts of (i) $20 million for the second quarter of 2021, and (ii) $50 million for the second quarter of 2020.
(3) Excludes cash paid for Special Items of (i) $51 million for the second quarter of 2021, and (ii) $32 million for the second quarter of 2020.
(4) Excludes Special Items (net of the income tax effect thereof) in the amounts of (i) $15 million for the second quarter of 2021, and (ii) $43 million for the second quarter of 2020.

Revenue	Second Quarter	First Quarter	QoQ Percent	Second Quarter	YoY Percent
($ in millions)	2021	2021	Change	2020	Change
By Business Sales Channel
International and Global Accounts	$1,004	1,013	(1)%	1,031	(3)%
Large Enterprise	931	937	(1)%	973	(4)%
Mid-Market Enterprise	682	716	(5)%	755	(10)%
Wholesale	905	929	(3)%	958	(6)%
Business Segment Revenue	3,522	3,595	(2)%	3,717	(5)%
Mass Markets Segment Revenue	1,402	1,434	(2)%	1,475	(5)%
Total Revenue	$4,924	5,029	(2)%	5,192	(5)%

Cash Flow
Free Cash Flow, excluding Special Items, was $1.044 billion in the second quarter 2021, compared to $772 million in the second quarter 2020.

As of June 30, 2021, Lumen had cash and cash equivalents of $935 million.

Sale of Assets

After the close of the second quarter 2021:

•On Aug. 3, 2021, Lumen reached a definitive agreement to sell its ILEC (incumbent local exchange carrier) assets, including its consumer, small business, wholesale and mostly copper-served enterprise customers and assets, in 20 states to funds managed by affiliates of Apollo Global Management, Inc. for $7.5 billion, representing a transaction enterprise multiple of ~5.5x 2020 Estimated Adjusted EBITDA.

•On July 25, 2021, Lumen reached a definitive agreement to sell its Latin American business to Stonepeak for $2.7 billion, representing a transaction multiple of ~9x 2020 Estimated Adjusted EBITDA.

Stock Buyback

Effective immediately, our Board of Directors has authorized a 24-month program to repurchase up to an aggregate of $1.0 billion of our outstanding common stock in the open market or in privately negotiated transactions.

2021 Outlook
The company updated full-year 2021 financial outlook which is detailed below:

2021 Metric (1)(2)	Current Outlook	Previous Outlook(3)
Adjusted EBITDA (excluding Special Items)	$8.4 to $8.6 billion	$8.4 to $8.6 billion
Free Cash Flow (excluding Special Items)(4)	$3.1 to $3.3 billion	$2.8 to $3.0 billion
Net Cash Interest	$1.525 to $1.575 billion	$1.525 to $1.575 billion
GAAP Interest Expense	$1.550 billion	$1.550 billion
Dividends (5)	$1.1 billion	$1.1 billion
Capital Expenditures	$3.2 to $3.5 billion	$3.5 to $3.8 billion
Depreciation and Amortization	$4.2 to $4.4 billion	$4.2 to $4.4 billion
Share-based Compensation Expenses	~$200 million	~$200 million
Cash Income Taxes	$100 million	$100 million
Full Year Effective Income Tax Rate	27%	27%

(1) For definitions of non-GAAP metrics and reconciliations to GAAP figures, see the attached schedules and our Investor Relations website.
(2) Outlook measures in this chart and the accompanying schedules (i) exclude the effects of Special Items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of August 3, 2021. See “Forward-Looking Statements”.

(3) Refers to full-year 2021 financial outlook provided on Feb. 10, 2021
(4) Free Cash Flow outlook does not include any potential discretionary pension fund contribution.
(5) Dividends is defined as dividends paid as disclosed in the Consolidated Statements of Cash Flows. Assumes payment of dividends at the rate of $1.00 per share per year, based on the number of shares outstanding on June 30, 2021. Payments of all dividends are at the discretion of the Board of Directors.

Investor Call
Lumen’s management will host a conference call at 5:00 p.m. ET today, August 3, 2021. The conference call will be streamed live over the Lumen website at ir.lumen.com. Additional information regarding second quarter 2021 results, including the presentation materials management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1201 (International).

A telephone replay of the call will be available beginning at 7:00 p.m. ET on August 3, 2021, and ending Nov. 1, 2021, at 6:00 p.m. ET. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21996448. A webcast replay of the call will also be available on our website beginning at 7:00 p.m. ET on August 3, 2021, and ending Nov. 1, 2021, at 6:00 p.m. ET.
Media Relations Contact:                         Investor Relations Contact:
Tracey Conway                             Mike McCormack tracey.conway@lumen.com                     mike.mccormack@lumen.com
+1 720-567-4443                             +1 720-888-3514

About Lumen
Lumen Technologies Inc. (NYSE: LUMN) is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Learn more about the Lumen network, edge cloud, security, communication and collaboration solutions and our purpose to further human progress through technology at news.lumen.com, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our more mature service offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; our ability to attain our key operating imperatives, including simplifying and consolidating our network, simplifying and automating our service support systems, strengthening our relationships with customers and attaining projected cost savings; our ability to safeguard our network, and to avoid the adverse impact of possible security breaches, service outages, system failures, or similar events impacting our network or the availability and quality of our services; the effects of ongoing changes in the regulation of the communications industry, including the outcome of legislative, regulatory or judicial proceedings relating to content liability standards, intercarrier compensation, universal service, broadband deployment, data protection, privacy and net neutrality; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; possible changes in the demand for our products and services, including increased demand for high-speed data transmission services; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, dividends, pension contributions and other benefits payments; our ability to successfully and timely implement our operating plans and corporate strategies, including our delevering strategy; our ability to successfully and timely consummate our pending divestitures on the terms proposed, to realize the anticipated benefits therefrom, and to operate our retained business successfully thereafter; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; the impact of any future material acquisitions or divestitures that we may engage in; the negative impact of increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; the potential negative impact of customer complaints, government investigations, security breaches or service outages impacting us or our industry; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations and covenants, including our ability to make transfers of cash in compliance therewith; our ability to maintain favorable relations with our securityholders, key business partners, suppliers, vendors, landlords and financial institutions; our ability to meet evolving environmental, social and governance ("ESG") expectations and benchmarks, and effectively communicate and implement our ESG strategies; our ability to collect our receivables from, or continue to do business with, financially-troubled customers, including, but not limited to, those adversely impacted by the economic dislocations caused by the COVID-19 pandemic; our ability to use our net operating loss carryforwards in the amounts projected; any adverse developments in legal or regulatory proceedings involving us; changes in tax, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels, including those arising from pending proposals of the Biden Administration to increase infrastructure spending and federal income tax rates; the effects of changes in accounting policies, practices or assumptions, including changes that could potentially require additional future impairment charges; uncertainties regarding the extent to which COVID-19 health and economic disruptions will continue to impact our business, operations, cash flows and corporate initiatives; the effects of adverse weather, terrorism, epidemics, pandemics, rioting, societal unrest, or other natural or man-made disasters or disturbances; the potential adverse effects if our internal controls over financial reporting have weaknesses or deficiencies, or otherwise fail to operate as intended; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in public policy, in the views of financial analysts, or in general market, labor, economic or geo-political conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, regulatory, technological, industry, competitive, economic and market conditions, and our related assumptions, as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Reconciliation to GAAP
This release includes certain historical and forward-looking non-GAAP financial measures, including but not limited to Adjusted EBITDA, Free Cash Flow, Unlevered Cash Flow, and adjustments to GAAP and non-GAAP measures to exclude the effect of Special Items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at ir.lumen.com. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. Lumen may present or calculate its non-GAAP measures differently from other companies.

Lumen Technologies, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended June 30,		Increase / (decrease)	Six months ended June 30,		Increase / (decrease)
	2021	2020		2021	2020

OPERATING REVENUE	$4,924	5,192	(5)%	$9,953	10,420	(4)%

OPERATING EXPENSES
Cost of services and products	2,115	2,232	(5)%	4,251	4,467	(5)%
Selling, general and administrative	762	895	(15)%	1,518	1,748	(13)%
Depreciation and amortization	1,041	1,162	(10)%	2,191	2,322	(6)%
Total operating expenses	3,918	4,289	(9)%	7,960	8,537	(7)%

OPERATING INCOME	1,006	903	11%	1,993	1,883	6%

OTHER (EXPENSE) INCOME
Interest expense	(384)	(414)	(7)%	(773)	(863)	(10)%
Other income (expense), net	52	24	117%	86	(74)	nm
Income tax expense	(168)	(136)	24%	(325)	(255)	27%
NET INCOME	$506	377	34%	$981	691	42%
BASIC EARNINGS PER SHARE	$0.47	0.35	34%	$0.90	0.64	41%
DILUTED EARNINGS PER SHARE	$0.46	0.35	31%	$0.90	0.64	41%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,086,453	1,079,475	1%	1,084,464	1,077,755	1%
Diluted	1,093,402	1,082,567	1%	1,092,494	1,082,218	1%

DIVIDENDS PER COMMON SHARE	$0.25	0.25	—%	$0.50	0.50	—%

Exclude: Special Items(1)	$15	43	(65)%	$15	103	(85)%

NET INCOME EXCLUDING SPECIAL ITEMS	$521	420	24%	$996	794	25%

DILUTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	$0.48	0.39	23%	$0.91	0.73	25%

(1) Excludes the Special Items described in the accompanying Non-GAAP Special Items table, net of the income tax effect thereof.
nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

Lumen Technologies, Inc.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2021 AND DECEMBER 31, 2020
(UNAUDITED)
($ in millions)
	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$935	406
Accounts receivable, less allowance of $152 and $191	1,905	1,962
Other	906	808
Total current assets	3,746	3,176
Property, plant and equipment, net of accumulated depreciation of $32,917 and $31,596	25,993	26,338
GOODWILL AND OTHER ASSETS
Goodwill	18,867	18,870
Other intangible assets, net	7,663	8,219
Other, net	2,678	2,791
Total goodwill and other assets	29,208	29,880
TOTAL ASSETS	$58,947	59,394
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$2,595	2,427
Accounts payable	966	1,134
Accrued expenses and other liabilities
Salaries and benefits	931	1,008
Income and other taxes	294	314
Current operating lease liabilities	389	379
Interest	301	291
Other	286	328
Current portion of deferred revenue	748	753
Total current liabilities	6,510	6,634
LONG-TERM DEBT	28,574	29,410
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	3,643	3,342
Benefit plan obligations, net	4,321	4,556
Other	4,193	4,290
Total deferred credits and other liabilities	12,157	12,188
STOCKHOLDERS' EQUITY
Common stock	1,105	1,097
Additional paid-in capital	20,361	20,909
Accumulated other comprehensive loss	(2,710)	(2,813)
Accumulated deficit	(7,050)	(8,031)
Total stockholders' equity	11,706	11,162
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,947	59,394

Lumen Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(UNAUDITED)
($ in millions)

	Six months ended
	June 30, 2021	June 30, 2020
OPERATING ACTIVITIES
Net Income	$981	691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,191	2,322
Deferred income taxes	279	220
Provision for uncollectible accounts	53	90
Net (gain) loss on early retirement and modification of debt	(8)	86
Share-based compensation	62	89
Changes in current assets and liabilities, net	(414)	(435)
Retirement benefits	(131)	(62)
Changes in other noncurrent assets and liabilities, net	120	51
Other, net	31	(4)
Net cash provided by operating activities	3,164	3,048
INVESTING ACTIVITIES
Capital expenditures	(1,362)	(1,983)
Proceeds from sale of property, plant and equipment and other assets	66	84
Other, net	1	1
Net cash used in investing activities	(1,295)	(1,898)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,881	2,425
Payments of long-term debt	(2,464)	(3,696)
Net (payments of) proceeds from revolving line of credit	(150)	825
Dividends paid	(568)	(562)
Other, net	(49)	(75)
Net cash used in financing activities	(1,350)	(1,083)
Net increase in cash, cash equivalents and restricted cash	519	67
Cash, cash equivalents and restricted cash at beginning of period	427	1,717
Cash, cash equivalents and restricted cash at end of period	$946	1,784

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$935	1,763
Restricted cash	11	21
Total	$946	1,784

Lumen Technologies, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	June 30, 2021	March 31, 2021	June 30, 2020

Operating Metrics
Mass Markets broadband subscribers	4,666	4,728	4,871

Mass Markets broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our Mass Markets broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone Mass Markets broadband subscribers. We count lines when we install the service. Other companies may use different methodologies.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special Items as a non-GAAP measure to describe items that impacted a period’s statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not call these items non-recurring because, while some are infrequent, others may recur in future periods.
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Operations before income tax (expense) benefit, total other income (expense), depreciation and amortization, share-based compensation expense and impairments.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of our internal reporting and are key measures used by Management to evaluate profitability and operating performance of Lumen and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding Special Items) to compare our performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense and impairments because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net, because these items are not related to the primary operations of Lumen.

There are material limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from our calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without Special Items) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income, all as disclosed in the Statements of Cash Flows or the Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, because it reflects the operational performance of Lumen and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure our cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of our Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Lumen does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, currently generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable, accounts payable, payroll and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash, cash equivalents and restricted cash in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of our ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure our performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of our Free Cash Flow to that of some of its competitors may be of limited usefulness since Lumen does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash, cash equivalents and restricted cash on the Consolidated Statements of Cash Flows.

Estimated Adjusted EBITDA is intended to represent the divestiture transactions consistent with the proposed sales, as further explained on our website

Lumen Technologies, Inc.
Non-GAAP Special Items
(UNAUDITED)
($ in millions)

	Actual QTD		Actual YTD
Special Items Impacting Adjusted EBITDA	2Q21	2Q20	2Q21	2Q20
Consumer and other litigation	$11	6	19	6
Severance	—	44	—	44
Transaction and separation costs	9	—	9	—
Total Special Items impacting Adjusted EBITDA	$20	50	28	50

	Actual QTD		Actual YTD
Special Items Impacting Net Income	2Q21	2Q20	2Q21	2Q20
Consumer and other litigation	$11	6	19	6
(Gain) loss on early debt retirement (1)	—	7	(8)	86
Severance	—	44	—	44
Transaction and separation costs	9	—	9	—
Total Special Items impacting Net Income	20	57	20	136
Income tax effect of Special Items (2)	(5)	(14)	(5)	(33)
Total Special Items impacting Net Income, net of tax	$15	43	15	103

(1) There was no early debt retirement, debt modification or debt extinguishment in Q2 2021. Gain as a result of $1.1 billion in early debt retirement in Q1 2021. Loss as a result of $1.2 billion in net debt early retirement, debt modification, and debt extinguishment in Q2 2020. Loss as a result of $2.4 billion in net early debt retirement, debt modification, and debt extinguishment in Q1 2020.

(2) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 24.5% for all periods presented.

Lumen Technologies, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD
	2Q21	2Q20
Net cash provided by operating activities	$1,639	1,749
Capital expenditures	(646)	(1,009)
Free Cash Flow	993	740
Cash interest paid	357	445
Interest income	—	(1)
Unlevered Cash Flow	$1,350	$1,184

Free Cash Flow	$993	$740
Add back: Severance	29	20
Add back: Other Special Items (1)	20	12
Add back: Transaction and separation costs(1)	2	—
Free Cash Flow excluding cash Special Items	$1,044	$772

Unlevered Cash Flow	$1,350	$1,184
Add back: Severance	29	20
Add back: Other Special Items (1)	20	12
Add back: Transaction and separation costs(1)	2	—
Unlevered Cash Flow excluding cash Special Items	$1,401	$1,216

(1) Refer to Non-GAAP Special Items table for details of the Special Items impacting cash included above.

Lumen Technologies, Inc.
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)
	Actual QTD
	2Q21	2Q20
Net income	$506	377
Income tax expense	168	136
Total other expense, net	332	390
Depreciation and amortization expense	1,041	1,162
Share-based compensation expense	42	20
Adjusted EBITDA	$2,089	2,085

Add back: Severance	$—	44
Add back: Other Special Items (1)	11	6
Add back: Transaction and separation costs (1)	9	—
Adjusted EBITDA excluding Special Items	$2,109	2,135

Total revenue	$4,924	5,192

Adjusted EBITDA margin	42.4%	40.2%
Adjusted EBITDA margin excluding Special Items	42.8%	41.1%

(1) Refer to Non-GAAP Special Items table for details of the Special Items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that Lumen is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, Lumen has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While Lumen believes that it has used reasonable assumptions in connection with developing the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Lumen Technologies, Inc.
2021 OUTLOOK (1) (2)
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2021
	Range
	Low	High
Net income	$1,625	1,975
Income tax expense	500	800
Total other expense	1,650	1,450
Depreciation and amortization expense	4,400	4,200
Share-based compensation expenses	225	175
Adjusted EBITDA	$8,400	$8,600

Free Cash Flow Outlook
Twelve Months Ended December 31, 2021
	Range
	Low	High
Net cash provided by operating activities	$6,300	6,800
Capital expenditures	(3,200)	(3,500)
Free Cash Flow	$3,100	3,300

(1) For definitions of non-GAAP metrics and reconciliation to GAAP figures, see the above schedules and our Investor Relations website.

(2) Outlook measures in this chart (i) exclude the effects of Special Items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (ii) speak only as of August 3, 2021. See “Forward-Looking Statements”.